UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Information Statement
☑	Definitive Information Statement only
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2)))

ERIE INDEMNITY COMPANY
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 240.0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Erie®
Indemnity

Erie Indemnity Company, Member • Erie Insurance Group
Home Office • 100 Erie Insurance Place • Erie, Pennsylvania 16530
814.870.2000 • Toll free 1.800.458.0811 • Fax 814.870.3126 • www.erieinsurance.com

April 6, 2020

Re:	Erie Indemnity Company
Annual Meeting of Shareholders – April 20, 2020

To the Holders of Class A Common Stock of Erie Indemnity Company:

Due to the ongoing spread of the coronavirus (COVID-19) and the Company’s concern for its employees and shareholders who would normally gather at our Home Office for the Annual Meeting of Shareholders (“Annual Meeting”), we have decided to hold our 2020 Annual Meeting solely by live webcast. Unlike prior years, there will be no in-person meeting at the offices of the Company.

Enclosed is an Updated Notice of Annual Meeting of Shareholders and instructions on how to access the meeting. Those instructions include a web address and a unique 16-digit control number that you will need to enter the virtual meeting.

Although we will not be taking questions at our Annual Meeting, shareholders may submit written questions after the meeting to our senior management or board of directors. Questions should be addressed to senior management, a particular director, or to the “Board of Directors” as a group, care of our corporate secretary at our headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications that are received by our corporate secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

We appreciate your flexibility in these uncertain times and look forward to your attendance at our virtual Annual Meeting.

Brian W. Bolash
Senior Vice President, Secretary and General Counsel

Updated Notice of Annual Meeting of Shareholders

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

Due to the rapidly evolving public health impact of the coronavirus (COVID-19) and the concern for the safety and wellbeing of its employees and shareholders, Erie Indemnity Company will change the format of its 95th Annual Meeting of Shareholders (“Annual Meeting”) from an in-person meeting to a live webcast. The virtual meeting will be held at 9:30 a.m. EDT, on Monday, April 20, 2020.

This updated notice is being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 21, 2020, the record date established by the Company’s board of directors (“Record Date”). Such persons are invited to join the virtual meeting at www.virtualshareholdermeeting.com/ERIE2020 using the enclosed 16-digit access code to log in. Shareholders will not be able to attend the meeting in person.

On or about March 20, 2020, all holders of Class A common stock and Class B common stock as of the Record Date were mailed an information statement relating to the Company’s Annual Meeting, together with a copy of the annual report to shareholders for the year ended December 31, 2019. In addition to the information statement and annual report, holders of Class B common stock were mailed a form of proxy. As described in the information statement, only holders of Class B common stock are entitled to vote on the proposals presented at the Annual Meeting. Holders of Class B common stock are requested to complete, sign and return the form of proxy, whether or not they expect to attend the virtual Annual Meeting. Holders of Class A common stock did not receive proxies because they do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

Please visit www.erieinsurance.com for additional information.

By order of our board of directors,

Brian W. Bolash
Senior Vice President, Secretary and General Counsel

April 6, 2020
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the
Annual Meeting of Shareholders to be held on April 20, 2020.

Our information statement and annual report are available at:
http://www.erieproxy.com.

ERIE INDEMNITY COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

D07066-Z76871

ERIE INDEMNITY COMPANY

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS OF ERIE INDEMNITY COMPANY (THE "COMPANY"). THE VIRTUAL MEETING WILL BE HELD VIA A LIVE WEBCAST ON MONDAY, APRIL 20, 2020 AT 9:30 AM EDT. PLEASE USE THE FOLLOWING URL TO ACCESS THE MEETING WWW.VIRTUALSHAREHOLDERMEETING.COM/ERIE2020. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ERIE INDEMNITY COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

D07067-Z76880

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS OF ERIE INDEMNITY COMPANY (THE "COMPANY"). THE VIRTUAL MEETING WILL BE HELD VIA A LIVE WEBCAST ON MONDAY, APRIL 20, 2020 AT 9:30 AM EDT. PLEASE USE THE FOLLOWING URL TO ACCESS THE MEETING WWW.VIRTUALSHAREHOLDERMEETING.COM/ERIE2020. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.